EXHIBIT (a)(1)(v)

                                LETTER TO CLIENTS

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            ELMER'S RESTAURANTS, INC.

             NOT OWNED BY THE STOCKHOLDERS OF ERI ACQUISITION CORP.

                                       AT

                                 $7.50 PER SHARE

                                       BY

                              ERI ACQUISITION CORP.

                                   ----------

                 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
           12:00 MIDNIGHT, EASTERN STANDARD TIME, ON FEBRUARY 2, 2005
                          UNLESS THE OFFER IS EXTENDED

                                   ----------

                                                              December 20, 2004

TO OUR CLIENTS:

         Enclosed for your consideration is the Offer to Purchase, dated December 20, 2004 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by ERI Acquisition Corp., a newly formed Oregon corporation ("Purchaser") controlled by Bruce N. Davis ("Mr. Davis"), Chairman of the Board and President of Elmer's Restaurants, Inc. ("Elmer's" or the "Company"), William W. Service, a director and the former Chief Executive Officer of the Company, Thomas C. Connor, Corydon
H. Jensen, Jr., Dennis M. Waldron, Richard C. Williams and Donald W. Woolley, each of whom is a member of the Company's board of directors, Linda Ellis-Bolton, Karen K. Brooks, Richard P. Buckley, David D. Connor, Stephanie M. Connor, Debra A. Woolley-Lee, Douglas A. Lee, David C. Mann, Sheila J. Schwartz, Gerald A. Scott, a Vice President of the Company, Gary N. Weeks, Gregory W. Wendt, Dolly W. Woolley, and Donna P. Woolley (each referred to herein as a "Continuing Shareholder" and collectively as the "Continuing Shareholders"), to purchase all outstanding shares of common stock, no par value











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per share of  Elmer's  (the  "Shares")  not  currently  owned by the  Continuing
Shareholders  at $7.50 per  Share,  in cash,  upon the terms and  subject to the
conditions   set  forth  in  the  Offer  to  Purchase.

         WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF THE SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is directed to the following:

         1. The tender price is $7.50 per Share, in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

         2. The Offer is being made for all outstanding shares not owned by the Continuing Shareholders.

         3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME. ON FEBRUARY 2, 2005, WHICH DATE MAY BE EXTENDED.

         4. The Offer is conditioned on, among other things, the tender in this Offer of a sufficient number of Shares such that, after the Shares are purchased pursuant to the Offer, Purchaser would own at least 90% of the outstanding Elmer's common stock (the "Minimum Tender Condition"), which would also mean that at least a majority of the total outstanding Shares that are not owned by the Continuing Shareholders or the other executive officers and directors of Elmer's had been tendered (the "Majority of the Minority Condition"). In no event may the Majority of the Minority Condition be waived. However, Purchaser reserves the right to waive the Minimum Tender Condition. The Offer is also subject to the other conditions set forth in the offer to Purchase. See the sections titled "The Offer--Section 1. Terms of the Offer; Expiration Date" and "The Offer--Section 11. Certain Conditions of the Offer" in the Offer to Purchase. Tendering holders of Shares ("Holders") whose Shares are registered in their own name and who tender directly to OTR, Inc. as depositary (the "Depositary"), will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, Federal income tax backup withholding at a rate of 28% may be required unless an exemption is available or unless the required tax identification information is provided. See Instruction 8 of the Letter of Transmittal.






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
         5. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of
                  (a) certificates evidencing such Shares, (b) a Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering Holders may be paid at different times depending upon when certificates for Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE PURCHASE PRICE OF THE TENDERED SHARES BE PAID BY PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

         The Offer is being made only by the Offer to Purchase and the related Letter of Transmittal and any amendments or supplements thereto, and is being made to all holders of the Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

         If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed.

         YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.






























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
                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            ELMER'S RESTAURANTS, INC.

             NOT OWNED BY THE STOCKHOLDERS OF ERI ACQUISITION CORP.

         The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated December 20, 2004, the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), in connection with the offer by ERI Acquisition Corp. a newly formed Oregon corporation ("Purchaser") controlled by Bruce N. Davis ("Mr. Davis"), Chairman of the Board and President of Elmer's Restaurants, Inc. ("Elmer's" or the "Company"), William W. Service, a director and the former Chief Executive Officer of the Company, Thomas C. Connor, Corydon H. Jensen, Jr., Dennis M. Waldron, Richard C. Williams and Donald W. Woolley, each of whom is a member of the Company's board of directors, Linda Ellis-Bolton, Karen K. Brooks, Richard P. Buckley, David D. Connor, Stephanie M. Connor, Debra A. Woolley-Lee, Douglas A. Lee, David C. Mann, Sheila J. Schwartz, Gerald A. Scott, a Vice President of the Company, Gary N. Weeks, Gregory W. Wendt, Dolly W. Woolley, and Donna P. Woolley (collectively referred to herein as the "Continuing Shareholders"), to purchase all outstanding shares of common stock no par value per share of Elmer's (the "Shares") not currently owned by the Continuing Shareholders, at $7.50 per Share, in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2004.

         This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to                       Sign Here
be Tendered____________________________   x_____________________________________
Account No:____________________________   Print Name:___________________________
Dated:_________________________________   Address:______________________________
                                          Area Code and Telephone:______________
                                          Tax Identification or Social
                                          Security No.:_________________________
















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